UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/30/2009

Atlas Energy, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32169

Delaware	51-0404430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Westpointe Corporate Center One
1550 Coraopolis Heights Road
Moon Township, PA 15108
(Address of principal executive offices, including zip code)

412-262-2830
(Registrant’s telephone number, including area code)

Atlas America, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 30, 2009, Atlas Energy, Inc. (the "Company") appointed Richard D. Weber as the Company's President. Edward E. Cohen, the Company's previous President, continues to serve as the Company's Chairman and Chief Executive Officer. From 2006 until its merger with the Company, Mr. Weber, age 46, was President, Chief Operating Officer and a director of Atlas Energy Resources, LLC. Mr. Weber served from June 1997 until March 2006 as Managing Director and Group Head of the Energy Group of KeyBanc Capital Markets, a division of KeyCorp, and its predecessor, McDonald & Company Securities, Inc. As part of his duties, he oversaw the bank's activities with oil and gas producers, pipeline companies and utilities.

As previously described in the Definitive Proxy Statement on Schedule 14A for the Company's Annual Meeting of Stockholders held on July 13, 2009, the Company entered into an employment agreement (the "Agreement") with Mr. Weber in April 2006, as amended in April 2007 and as further amended in December 2008. The Agreement, the terms of which will continue to govern Mr. Weber's compensation and employment as the Company's President, was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. Amendment No. 1 to the Agreement was filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on May 1, 2007 and Amendment No. 2 to the Agreement was filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Energy, Inc.

Date: November 05, 2009	By:	/s/ Lisa Washington
Lisa Washington
Senior Vice President, Chief Legal Officer and Secretary